Exhibit 20.14

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - February 2006

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		17.13%
Delinquency Rate:	30 to 59 days	1.16%
	60 to 89 days	0.77%
	90 + days	1.71%

Excess Spread Analysis

Series		COMT 1998-1
Portfolio Yield		19.04%
Weighted Average Coupon		6.23%
Servicing Fee Percentage		1.50%
Net Loss Rate		1.61%

Excess Spread Percentage:	Feb-06	9.70%
	Jan-06	8.59%
	Dec-06	10.03%
3-Month Average Excess Spread		9.44%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Performance Summary - February 2006

Series		COMT 1999-3
Size		$500 MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		17.13%
Delinquency Rate:	30 to 59 days	1.16%
	60 to 89 days	0.77%
	90 + days	1.71%

Excess Spread Analysis

Series		COMT 1999-3
Portfolio Yield		19.04%
Weighted Average Coupon		5.28%
Servicing Fee Percentage		1.50%
Net Loss Rate		1.61%

Excess Spread Percentage:	Feb-06	10.65%
	Jan-06	9.74%
	Dec-06	11.66%
3-Month Average Excess Spread		10.68%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Performance Summary - February 2006

Series		COMT 2000-3
Size		$1000 MM
Expected Maturity (Class A)		08/15/2007

Gross Monthly Payment Rate		17.13%
Delinquency Rate:	30 to 59 days	1.16%
	60 to 89 days	0.77%
	90 + days	1.71%

Excess Spread Analysis

Series		COMT 2000-3
Portfolio Yield		19.04%
Weighted Average Coupon		5.30%
Servicing Fee Percentage		2.00%
Net Loss Rate		1.61%

Excess Spread Percentage:	Feb-06	10.13%
	Jan-06	9.22%
	Dec-06	11.15%
3-Month Average Excess Spread		10.16%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Performance Summary - February 2006

Series		COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
Size		$1200 MM	$1200 MM	$750 MM	$1000 MM
Expected Maturity (Class A)		02/15/2008	03/15/2006	05/15/2006	08/15/2006

Gross Monthly Payment Rate		17.13%	17.13%	17.13%	17.13%
Delinquency Rate:	30 to 59 days	1.16%	1.16%	1.16%	1.16%
	60 to 89 days	0.77%	0.77%	0.77%	0.77%
	90 + days	1.71%	1.71%	1.71%	1.71%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
	Portfolio Yield	19.04%	19.06%	19.05%	19.04%
	Weighted Average Coupon	5.03%	5.45%	5.38%	5.25%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	1.61%	1.61%	1.61%	1.61%

Excess Spread Percentage:	Feb-06	10.40%	10.00%	10.06%	10.18%
	Jan-06	9.47%	8.88%	8.93%	9.06%
	Dec-06	11.31%	10.24%	10.33%	10.46%
	3-Month Average Excess Spread	10.40%	9.71%	9.77%	9.90%

Capital One Master Trust (COMT)

Performance Summary - February 2006

Series		COMT 2001-6	COMT 2001-8
Size		$1300 MM	$1000 MM
Expected Maturity (Class A)		08/15/2008	10/16/2006

Gross Monthly Payment Rate		17.13%	17.13%
Delinquency Rate:	30 to 59 days	1.16%	1.16%
	60 to 89 days	0.77%	0.77%
	90 + days	1.71%	1.71%

Excess Spread Analysis

	Series	COMT 2001-6	COMT 2001-8
	Portfolio Yield	19.04%	19.04%
	Weighted Average Coupon	5.15%	4.68%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	1.61%	1.61%

Excess Spread Percentage:	Feb-06	10.28%	10.75%
	Jan-06	9.37%	9.63%
	Dec-06	11.27%	11.03%
	3-Month Average Excess Spread	10.31%	10.47%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Performance Summary - February 2006

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		01/15/2009	03/15/2007	05/15/2007

Gross Monthly Payment Rate		17.13%	17.13%	17.13%
Delinquency Rate:	30 to 59 days	1.16%	1.16%	1.16%
	60 to 89 days	0.77%	0.77%	0.77%
	90 + days	1.71%	1.71%	1.71%

Excess Spread Analysis

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Portfolio Yield		19.04%	19.04%	19.04%
Weighted Average Coupon		5.06%	4.99%	4.95%
Servicing Fee Percentage		2.00%	2.00%	2.00%
Net Loss Rate		1.61%	1.61%	1.61%

Excess Spread Percentage:	Feb-06	10.37%	10.44%	10.48%
	Jan-06	9.44%	9.51%	9.36%
	Dec-06	11.28%	11.35%	10.76%
3-Month Average Excess Spread		10.37%	10.43%	10.20%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.